SECOND MASTER ADMINISTRATIVE SERVICES CONTRACT


                                 Republic Funds
                               6 St. James Avenue
                           Boston, Massachusetts 02116

                                November 21, 1994



Signature Broker-Dealer
 Services, Inc.
6 St. James Avenue
Boston, Massachusetts  02116

Dear Sirs:

         This will confirm the agreement between the undersigned (the "Trust") and you (the "Sponsor") as follows:

         1. The Trust is an open-end investment company organized as a Massachusetts business trust and consists of one or more separate investment portfolios as may be established and designated by the Trustees from time to time (the "Funds"). This Second Master Administrative Services Contract (this "Contract") shall pertain to such Funds as shall be designated in supplements to this Contract ("Supplements"), as further agreed by the Trust and the Sponsor. A separate series of shares of beneficial interest in the Trust is offered to investors with respect to each Fund. The Trust engages in the business of investing and reinvesting the assets of each Fund in the manner and in accordance with the investment objective and restrictions specified in the currently effective Prospectus (the "Prospectus") relating to the Trust and the Fund included in the Trust's Registration Statement, as amended from time to time (the "Registration Statement"), filed by the Trust under the Investment Company Act of 1940 (the "1940 Act") and the Securities Act of 1933 (the "1933 Act"). Copies of the documents referred to in the preceding sentence have been furnished to the Sponsor. Any amendments to those documents shall be furnished to the Sponsor promptly. The Trust has entered into a Master Investment Management Contract (and Supplements thereto) (the "Management Contract") with Republic National Bank of New York (the "Adviser") providing for investment management services and a Second Master Distribution Contract (and Supplements thereto) (the "Distribution Contract") with you.

         2. (a) The Sponsor shall provide all management and administrative services reasonably necessary for the operation of the Trust and the Funds, other than those investment management and administrative services which are to be provided by the Adviser pursuant to the Management Contract or by any other persons engaged to perform transfer agency, custodial or other services pursuant to a written contract with the Trust. The Sponsor shall make periodic reports to the Trust's Board of Trustees on the performance of its obligations under this Contract.

            (b) The Sponsor shall, at its expense, (i) provide the Trust with office space and office facilities reasonably necessary for the operation of the


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Signature Broker-Dealer
  Services, Inc.
November 21, 1994
Page 2

Trust and the Funds, (ii) employ or associate with itself such persons as it believes appropriate to assist it in performing its obligations under this Contract and (iii) provide the Trust with persons satisfactory to the Trust's Board of Trustees to serve as officers of the Trust, including a president, a secretary. and a treasurer (and one or more vice presidents if the business of the Trust so requires). The Sponsor shall pay the entire compensation of all of the Trust's officers and the entire compensation of the Trustees of the Trust who are affiliated persons of the Sponsor and the compensation shall not be deemed to be expenses of the Trust for purposes of paragraph 5 hereof.

                  (c) Except as provided in subparagraph (b) and in the Management Contract, the Trust shall be responsible for all of its expenses and liabilities, including compensation of its Trustees who are not affiliates with the Sponsor or the Adviser or any of their affiliates; taxes and governmental fees; interest charges; fees and expenses of the Trust's independent accountants and legal counsel; trade association membership dues; fees and expenses of any custodian (including maintenance of books and accounts and calculation of the net asset value of shares of each Fund), transfer-agent, registrar and dividend disbursing agent of the Trust; expenses of issuing, redeeming, registering and qualifying for sale shares of beneficial interest in the Trust; expenses of preparing and printing share certificates, prospectuses and reports to shareholders, notices, proxy statements and reports to regulatory agencies; the cost of office supplies, including stationery; travel expenses of all officers and Trustees who are not affiliated with the Sponsor; insurance premiums; brokerage and other expenses of executing portfolio transactions; expenses of shareholders' meetings; organizational expenses; extraordinary expenses; and reimbursements to the Sponsor in accordance with the Distribution Contract.

         3. The Sponsor shall give the Trust the benefit of the Sponsor's best judgment and efforts in rendering services under this Contract. As an inducement to the Sponsor's undertaking to render these services, the Trust agrees that the Sponsor shall not be liable under this Contract for any mistake in judgment or in any other event whatsoever, provided that nothing in this Contract shall be deemed to protect or purport to protect the Sponsor against any liability to the Trust or its shareholders to which the Sponsor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Sponsor's duties under this Contract or by reason of the Sponsor's reckless disregard of its obligations and duties hereunder.

         4. In consideration of the services to be rendered by the Sponsor under this Contract, the Trust shall pay the Sponsor a monthly fee with respect to each Fund on the last business day of each month, based upon the average daily value of the net assets of that Fund during that month at annual rates set forth in a Supplement with respect to that Fund. If the fees payable to the sponsor pursuant to this paragraph 4 begin to accrue before the end of any month or if this Contract terminates before the end of any month, the fees for the period from that date to the end of that month or from the beginning of that month to the date of termination, as the case may be, shall be prorated according to the proportion that the period bears to the full month in which the effectiveness or


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Signature Broker-Dealer
  Services, Inc.
November 21, 1994
Page 3

termination occurs. For purposes of calculating the monthly fees, the value of the net assets of each Fund shall be computed in the manner specified in its Prospectus for the computation of net asset value. For purposes of this Contract, a "business day" is any day the New York Stock Exchange is open for trading.

         5. If the aggregate expenses of every character incurred by, or allocated to, each Fund in any fiscal year, other than interest, taxes, brokerage commissions and other portfolio transaction expenses, other expenditures which are capitalized in accordance with generally accepted accounting principles, payments under that Fund's Distribution Contract and any extraordinary expense (including, without limitation, litigation and indemnification expense), but including the fees provided for in paragraph 4 and under the Management Contract ("includable expenses"), shall exceed the expense limitations applicable to that Fund imposed by state securities law or regulations thereunder, as these limitations may be raised or lowered from time to time, the Sponsor shall pay that Fund an amount equal to 50% of that excess. With respect to portions of a fiscal year in which this Contract shall be in effect, the foregoing limitations shall be prorated according to the proportion which that portion of the fiscal year bears to the full fiscal year. At the end of each month of the Trust's fiscal year, the Sponsor will review the includable expenses accrued during that fiscal year to the end of the period and shall estimate the contemplated includable expenses for the balance of that fiscal year. If, as a result of that review and estimation, it appears likely that the includable expenses will exceed the limitations referred to in this paragraph 5 for a fiscal year, the monthly fees payable to the Sponsor under this Contract for such month shall be reduced, subject to a later reimbursement during that fiscal year to reflect actual expenses, by an amount equal to 50% of a pro rata portion (prorated on the basis of the remaining months of the fiscal year, including the month just ended) of the amount by which the includable expenses for the fiscal year (less an amount equal to the aggregate of actual reductions made pursuant to this provision with respect to prior months of the fiscal year) are expected to exceed the limitations provided in this paragraph 5. For purposes of the foregoing, the value of the net assets of each Fund shall be computed in the manner specified in paragraph 4, and any payments required to be made by the Sponsor shall be made once a year promptly after the end of the Trust's fiscal year.

         6. This Contract, and any Supplement, shall become effective with respect to a Fund only when approved by vote of a majority of (i) the Board of Trustees of the Trust, and (ii) the Trustees who are not "interested persons" (as defined in the 1940 Act) of the Trust and who have no direct or indirect financial interest in this Contract, cast in person at a meeting called for the purpose of voting on such approval. This Contract and any Supplement shall continue in effect with respect to a Fund until the last day of the calendar year next following the date of effectiveness specified in a Supplement to the Contract, and thereafter shall continue automatically for successive annual periods ending on the last day of each calendar year, provided such continuance is specifically approved at least annually by a vote of a majority of (i) the Trust's Board of Trustees and (ii) the Trustees who are not "interested persons"

Signature Broker-Dealer
  Services, Inc.
November 21, 1994
Page 4

(as defined in the 1940 Act) of the Trust and who have no direct or indirect financial interest in this Contract, by vote cast in person at a meeting called for the purpose of voting on such approval. This Contract and all of its Supplements may be terminated at any time, without payment of any penalty, by a vote of a majority of the outstanding voting securities of each Fund (as defined in the 1940 Act) or by a vote of a majority of the Trustees of the Trust who are not "interested persons" (as defined in the 1940 Act) and who have no direct or indirect financial interest in this Contract on 60 days' written notice to the Sponsor or by the Sponsor on 60 days' written notice to the Trust. This Contract and all of its Supplements shall terminate automatically in the event of assignment (as defined in the 1940 Act).

         7. Except to the extent necessary to perform the Sponsor's obligations under this Contract, nothing herein shall be deemed to limit or restrict the right of the Sponsor, or any affiliate of the Sponsor, or any employee of the Sponsor, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

         8. The Declaration of Trust establishing the Trust, filed on April 22, 1987, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the Office of the Secretary of the Commonwealth of Massachusetts, provides that the name "Republic Funds" refers to the Trustees under the Declaration collectively as Trustees and not as individuals or personally, and that no shareholder, Trustee, officer, employee or agent of the Trust shall be subject to claims against or obligations of the Trust to any extent whatsoever, but that the Trust estate only shall be liable.

         9. This Contract shall be construed and its provisions interpreted in accordance, with the laws of the Commonwealth of Massachusetts.

         If the foregoing correctly sets forth the agreement between the Trust and the Sponsor, please so indicate by signing and returning to the Trust the enclosed copy hereof.

                                                     Very truly yours,

                                                     REPUBLIC FUNDS


                                                     By /S/ PHILIP W. COOLIDGE
                                                        President

ACCEPTED:

SIGNATURE BROKER-DEALER
SERVICES, INC.


By  /S/ PHILIP W. COOLIDGE
  President

FT4128A

               SECOND ADMINISTRATIVE SERVICES CONTRACT SUPPLEMENT


                                 Republic Funds
                               6 St. James Avenue
                           Boston, Massachusetts 02116


                                November 21, 1994



Signature Broker-Dealer
  Services, Inc.
6 St. James Avenue
Boston, Massachusetts  02116

                  Re:  REPUBLIC FIXED INCOME FUND

Dear Sirs:

                  This will confirm the agreement between the undersigned (the "Trust") and Signature Broker-Dealer Services, Inc. (the "Sponsor") as follows:

                  1. The Trust is an open-end management investment company, organized as a Massachusetts business trust, and consists of such separate investment portfolios as have been or may be established.by the Trustees of the Trust from time to time. A separate class of shares of beneficial interest of the Trust is offered to investors with respect to each investment portfolio. Republic Fixed Income Fund (the "Fund") is a separate investment portfolio of the Trust.

                  2. The Trust and the Sponsor have entered into a Second Master Administrative Services Contract ("the Contract") dated November 21, 1994, pursuant to which the Sponsor has agreed to provide management and administrative services to the Trust as set forth in that Contract.

                  3. As provided for in paragraph 1 of the Contract, the Trust hereby adopts the Contract with respect to the Fund and the Sponsor hereby acknowledges that the Contract shall pertain to the Fund, the terms and conditions of such Contract being hereby incorporated herein by reference. All terms defined in the Contract and not defined in this Supplement shall have the same meaning herein as therein.

                  4. The term "Fund" as used in the Contract shall, for purposes of this Supplement, pertain to the Fund.

                  5. As provided in paragraph 4 of the Contract and subject to further conditions as set forth therein, the Trust shall with respect to the Fund pay the Sponsor a monthly fee on the last business day of each month based upon the average daily value of the net assets of the Fund during that month at an annual rate of 0.05% of the average daily value of net assets of the Fund up to $100 million, and 0.00% of the average daily value of net assets of the Fund over

Signature Broker-Dealer
  Services, Inc.
November 21, 1994
Page 2

$100 million; provided, however, that the minimum annual fee for each Fund shall be $25,000 (payable ratably each month).

                  6. This Supplement and the Contract shall become effective with respect to the Fund on November 21, 1994, and shall continue in effect with respect to the Fund until the last day of the calendar year next following such date, and thereafter shall continue automatically for successive annual periods ending on the last day of each calendar year, provided such continuance is specifically approved at least annually by a vote of a majority of (i) the Trust's Board of Trustees and (ii) the Trustees who are not "interested persons" (as defined in the 1940 Act) of the Trust and who have no direct or indirect financial interest in the Contract or this Supplement, by vote cast in person at a meeting called for the purpose of voting on such approval. The Contract and this Supplement may be terminated with respect to the Fund at any time, without payment of any penalty, by vote of a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act), or by vote of a majority of the Trustees of the Trust who are not "interested persons" (as defined in the 1940 Act) and who have no direct or indirect financial interest in the Contract or this Supplement on 60 days' written notice to the Sponsor, or by the Sponsor on 60 days written notice to the Trust. The Contract and this Supplement shall terminate automatically in the event of assignment (as defined in the 1940 Act).

                  If the foregoing currently set forth the agreement between the Trust and the Sponsor, please so indicate by signing and returning to the Trust the enclosed copy hereof.

                                                     Very truly yours,

                                                     REPUBLIC FUNDS


                                                     By  /S/ PHILIP W. COOLIDGE
                                                       President


ACCEPTED:

SIGNATURE BROKER-DEALER
SERVICES, INC.


By  /S/ PHILIP W. COOLIDGE
  President




FT4128A

                   ADMINISTRATIVE SERVICES CONTRACT SUPPLEMENT


                                 Republic Funds
                               6 St. James Avenue
                           Boston, Massachusetts 02116

                                November 21, 1994



Signature Broker-Dealer
 Services, Inc.
6 St. James Avenue
Boston, Massachusetts  02116

                  Re:  REPUBLIC INTERNATIONAL EQUITY FUND

Dear Sirs:

                  This will confirm the agreement between the undersigned (the "Trust") and Signature Broker-Dealer Services, Inc. (the "Sponsor") as follows:

                  1. The Trust is an open-end management investment company, organized as a Massachusetts business trust, and consists of such separate investment portfolios as have been or may be established by the Trustees of the Trust from time to time. A separate class of shares of beneficial interest of the Trust is offered to investors with respect to each investment portfolio. Republic International Equity Fund (the "Fund") is a separate investment portfolio of the Trust.

                  2. The Trust and the Sponsor have entered into a Second Master Administrative services Contract ("the Contract") dated November 21, 1994, pursuant to which the Sponsor has agreed to provide management and administrative services to the Trust as set forth in that Contract.

                  3. As provided for in paragraph 1 of the Contract, the Trust hereby adopts the Contract with respect to the Fund and the Sponsor hereby acknowledges that the Contract shall pertain to the Fund, the terms and conditions of such Contract being hereby incorporated herein by reference. All terms defined in the Contract and not defined in this Supplement shall have the same meaning herein as therein.

                  4. The term "Fund" as used in the Contract shall, for purposes of this Supplement, pertain to the Fund.

                  5. As provided in paragraph 4 of the Contract and subject to further conditions as set forth therein, the Trust shall with respect to the Fund pay the Sponsor a monthly fee on the last business day of each month based upon the average daily value of the net assets of the Fund during that month at an annual rate of 0.05% of the average daily value of net assets of the Fund up to $100 million, and 0.00% of the average daily value of net assets of the Fund over

Signature Broker-Dealer
  Services, Inc.
November 21, 1994
Page 2
$100 million; provided, however, that the minimum annual fee for each Fund shall be $25,000 (payable ratably each month).

                  6. This Supplement and the Contract shall become effective with respect to the Fund on November 21, 1994, and shall continue in effect with respect to the Fund until the last day of the calendar year next following such date, and thereafter shall continue automatically for successive annual periods ending on the last day of each calendar year, provided such continuance is specifically approved at least annually by a vote of a majority of (i) the Trust's Board of Trustees and (ii) the Trustees who are not "interested persons" (as defined in the 1940 Act) of the Trust and who have no direct or indirect financial interest in the Contract or this Supplement, by vote cast in person at a meeting called for the purpose of voting on such approval. The Contract and this Supplement may be terminated with respect to the Fund at any time, without payment of any penalty, by vote of a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act), or by vote of a majority of the Trustees of the Trust who are not "interested persons" (as defined in the 1940 Act) and who have no direct or indirect financial interest in the Contract or this Supplement on 60 days' written notice to the Sponsor, or by the Sponsor on 60 days written notice to the Trust. The Contract and this Supplement shall terminate automatically in the event of assignment (as defined in the 1940 Act).

                  If the foregoing currently set forth the agreement between the Trust and the Sponsor, please so indicate by signing and returning to the Trust the enclosed copy hereof.

                                                     Very truly yours,

                                                     REPUBLIC FUNDS


                                                     By  /S/ PHILIP W. COOLIDGE
                                                       President


ACCEPTED:

SIGNATURE BROKER-DEALER
SERVICES, INC.


By  /S/ PHILIP W. COOLIDGE
  President



FT4128A